UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 12, 2012
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of principal executive offices) (Zip Code)

(631) 421-5452
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                            Submission of Matters to a Vote of Security Holders

On July 12, 2012, Bovie Medical Corporation (the “Company”) held its annual meeting of stockholders.  The Company’s stockholders (a) elected each of the following seven directors to serve on the Company’s Board of Directors, (b) approved the 2012 Share Incentive Plan and (c) ratified the appointment of Kingery & Crouse, P.A., as the Company’s independent auditors for the year ended December 31, 2012, by the following vote:

(a)   Election of Directors

Name of Director	For	Withheld	Abstain
Andrew Makrides	8,547,474	806,041	500
J. Robert Saron	8,621,550	731,965	500
George Kromer	8,527,993	825,522	500
Michael Norman	8,594,177	759,296	542
August Lentricchia	8,616,458	737,015	542
Michael Geraghty	8,621,500	732,015	500
Lawrence J. Waldman	8,621,500	732,015	500

(b)	Approval of 2012 Share Incentive Plan.

For	Against	Abstain
7,471,354	1,861,926	20,735

(c)	Ratification of Kingery & Crouse, P.A. as the Company’s independent auditors for the year ended December 31, 1012.

For	Against	Abstain
14,803,724	482,117	227,993

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2012	BOVIE MEDICAL CORPORATION

By: /s/ Andrew Makrides
Andrew Makrides
Chief Executive Officer and Chairman of the Board